Exhibit 10.13

EXECUTION VERSION

SEVENTH AMENDMENT TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as the “Amendment Agreement”) dated as of March 15, 2017, to the Amended and Restated Credit Agreement, dated as of July 31, 2013, by and among EXCO RESOURCES, INC. (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (“Administrative Agent”), and the other parties named therein (such Amended and Restated Credit Agreement, and as further amended, supplemented and/or otherwise modified prior to the date hereof, the “Original Credit Agreement”.

W I T N E S S E T H:

WHEREAS, Section 11.02 of the Original Credit Agreement permits the Borrower and the Lenders (or at least the requisite percentage thereof) to enter into waivers, amendments or other modifications to the Original Credit Agreement and the other Loan Documents, in accordance with the provisions of such Section 11.02 of the Original Credit Agreement; and

WHEREAS, the parties desire to amend the Original Credit Agreement and the other Loan Documents on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, the Guarantors, Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Defined Terms. Terms defined in the Original Credit Agreement as amended by this Amendment Agreement (the “Amended and Restated Credit Agreement”) and used herein shall have the meanings given to such terms in the Amended and Restated Credit Agreement unless otherwise defined herein or the context otherwise requires.

SECTION 2. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment Agreement, the Credit Agreement shall be amended effective as of the Seventh Amendment Effective Date in the manner provided in this Section 2.

2.1 Additional Definitions. The following definitions shall be and they hereby are added to Section 1.01 of the Original Credit Agreement in alphabetical order:

“1.5 Lien Collateral Documents” means the Collateral Trust Agreement, all Collateral Trust Joinder Agreements, the Pledge Agreement, the Security Agreement and each other Security Instrument (each as defined in the 1.5 Lien Notes Indenture).

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“1.5 Lien Note Documents” means the Intercreditor Agreement, the 1.5 Lien Notes Indenture, the 1.5 Lien Collateral Documents and each other Note Document (as defined in the 1.5 Lien Notes Indenture).

“1.5 Lien Notes” means Indebtedness consisting of the Borrower’s $300,000,000 Senior Secured 1.5 Lien Notes due 2022 that is secured by Liens on the Collateral that are subordinate to the Liens securing the Obligations and expressly subject to an intercreditor agreement (on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders); provided that, (a) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem) or payment of a sinking fund obligation prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date, (except for any offer to redeem such Indebtedness required as a result of asset sales, events of loss, customary acceleration rights after an event of default or the occurrence of a “Change of Control” under and as defined in the 1.5 Lien Notes Indenture), (b) the cash interest rate (other than (x) upon the occurrence of a default or (y) in the event of a failure to obtain required shareholder approvals in connection with the issuance of common stock prior to the date required therein) on the outstanding principal balance of such Indebtedness does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Indebtedness is issued, and (c) no Subsidiary of the Borrower is required to Guarantee such Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.

“1.5 Lien Notes Indenture” means that certain Indenture dated as of March 15, 2017, among the Borrower, the Guarantors (as defined therein), Wilmington Trust Company, as trustee and Wilmington Trust, National Association, as collateral trustee, with respect to the issuance of the 1.5 Lien Notes, as amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“1.5 Lien Obligations” means the obligations under the 1.5 Lien Note Documents.

“1.75 Lien Credit Agreement” means that certain 1.75 Lien Term Loan Credit Agreement, dated as of March 15, 2017, among the Borrower, the Guarantors party thereto from time to time, the lenders party thereto from time to time, Wilmington Trust, National Association, as collateral agent, and Wilmington Trust, National Association, as administrative agent, as amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“1.75 Lien Debt” means Indebtedness for borrowed money incurred under the 1.75 Lien Credit Agreement that is secured by Liens on the Collateral that are subordinate to the Liens securing the Obligations and the 1.5 Lien Obligations and expressly subject to an intercreditor agreement (on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders); provided that (a) the non-default cash interest rate on the outstanding principal balance of such Indebtedness does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Indebtedness is incurred, (b) the final stated maturity date of such Indebtedness is not earlier than one hundred eighty (180) days after the Revolving Maturity Date (as in effect on the date of issuance of such Indebtedness), (c) such Indebtedness does not provide for any scheduled principal repayment, mandatory redemption or payment of a sinking fund obligation prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date (except for any mandatory redemption or offer to redeem such Indebtedness, in each case, required as a result of asset sales, event of loss, or the occurrence of a “Change of Control” under and as defined in the applicable 1.75 Lien Debt Documents) and (d) no Subsidiary of the Borrower is required to Guarantee such Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.

“1.75 Lien Debt Documents” means the Intercreditor Agreement, promissory notes, security documents, 1.75 Lien Credit Agreement, guarantees and all other documents or instruments executed and delivered by any Credit Party in connection with and pursuant to, the incurrence of 1.75 Lien Debt.

“Intercreditor Agreement” means (a) that certain Intercreditor Agreement dated as of October 26, 2015 and amended as of the Seventh Amendment Effective Date among the Administrative Agent, as Original Priority Lien Agent, Wilmington Trust, National Association, as Second Lien Collateral Trustee and Wilmington Trust, National Association, as Original Third Lien Collateral Trustee and acknowledged and agreed to by each Credit Party, as the same may be amended, restated, amended and restated supplemented or otherwise modified from time to time in accordance with the terms therein and herein and (b) any intercreditor agreement (on terms and conditions satisfactory to the Administrative Agent and the Majority Lenders) entered into in substitution or replacement thereof in connection with any Permitted Refinancing.

“Seventh Amendment” shall mean the Seventh Amendment to the Credit Agreement, dated as of March 15, 2017, among Borrower, the Administrative Agent and the Lenders party thereto.

“Seventh Amendment Effective Date” shall mean the Seventh Amendment Effective Date (as defined in the Seventh Amendment).

“South Texas Properties” shall mean those certain Oil and Gas Interests and other Property of the Credit Parties located in the counties of Dimmit, Frio, La Salle and Zavala, Texas.

2.2 Amended Definitions. The following definitions in Section 1.01 of the Original Credit Agreement shall be and they hereby are amended and restated in their entirety to read follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the FRBNY Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the FRBNY Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the FRBNY Rate or the Adjusted LIBO Rate, respectively.

“Consolidated EBITDAX” means, with respect to the Borrower and its Restricted Subsidiaries for any period, Consolidated Net Income for such period; plus, without duplication and to the extent deducted in the calculation of Consolidated Net Income for such period, the sum of (a) income or franchise Taxes paid or accrued; (b) Consolidated Interest Expense; (c) amortization, depletion and depreciation expense; (d) any non-cash losses or charges on any Swap Agreement resulting from the requirements of Accounting Standards Codification Section 815-10 (as successor to FASB Statement 133) for that period; (e) oil and gas exploration expenses (including all drilling, completion, geological and geophysical costs) for such period; (f) losses from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business) and other extraordinary or non-recurring losses; (g) workover expenses for such period; (h) losses resulting from the early termination of any Swap Agreement (giving effect to any netting agreements); and (i) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); minus, to the extent included in the calculation of Consolidated Net Income for such period; (j) the sum of (1) any non-cash gains on any Swap Agreements resulting from the requirements of Accounting Standards Codification Section 815-10 (as successor to FASB Statement 133) for that period; (2) extraordinary or non-recurring gains; (3) gains from sales or other dispositions of assets (other than Hydrocarbons produced in the ordinary course of business); and (4) gains resulting from the early termination of any Swap Agreement (giving effect to any netting agreements); provided that, with respect to the determination of Borrower’s compliance with the financial covenant set forth in Section 7.11(c) for any period, as applicable, Consolidated EBITDAX shall be adjusted to give effect, on a pro forma basis, to any Acquisitions and/or Dispositions made during such period as if such Acquisitions and/or Dispositions were made at the beginning of such period.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of (a) all cash interest paid or accrued by the Borrower and its Restricted Subsidiaries, on a consolidated basis, in respect of Indebtedness of any such Person, including all interest fees and costs payable with respect to the obligations related to such Indebtedness (other than fees and costs which may be capitalized as transaction costs in accordance with GAAP) and the interest component of Capital Lease Obligations, all as determined in accordance with GAAP plus (b) all cash interest paid in connection with Indebtedness permitted hereunder to the extent that such payments are not accounted for as interest expense pursuant to Accounting Standards Codification 470-60 or another applicable codification.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Material Indebtedness” means Indebtedness under the Senior Notes, the 1.5 Lien Notes, 1.75 Lien Debt, Second Lien Debt and Third Lien Debt (and, in each case, any Permitted Refinancing thereof) and any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrower or any one or more of the Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Guarantor in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Guarantor would be required to pay if such Swap Agreement were terminated at such time.

“Permitted Investors” means (a) ESAS, (b) C. John Wilder and any Affiliate of C. John Wilder, (c) any spouse or lineal descendants (whether natural or adopted) of C. John Wilder and any trust solely for the benefit of C. John Wilder and/or his spouse and/or lineal descendants, (d) Fairfax Financial Holdings Limited and its Affiliates, (e) Gen IV Investment Opportunities, LLC and its Affiliate Vega Asset Partners, LP, (f) OCM EXCO Holdings LLC and (g) any group (as such term is used in clause (a) of the definition of “Change of Control”) with respect to which Persons described in clauses (a), (b), (c), (d), (e) and (f) of this definition own the majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower that is owned by such group.

“Permitted Refinancing” means any Indebtedness of any Credit Party and Indebtedness constituting Guarantees thereof by any Credit Party, incurred or issued in exchange for, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund:

(a) any Existing Senior Notes, in whole or in part, from time to time, including the refinancing or replacement of such Existing Senior Notes with the Net Cash Proceeds of or in exchange for, 1.5 Lien Notes, Second Lien Debt, Third Lien Debt, Indebtedness in the form of a Second Lien Substitute Facility or a Third Lien Substitute Facility (each as defined in the Intercreditor Agreement) or Indebtedness otherwise permitted to be incurred pursuant to Section 7.01(h) or Section 7.01(n); provided that (i) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not result in the principal amount of such Indebtedness exceeding the amount permitted under Section 7.01(h) (plus the amount of any premiums, accrued and unpaid interest, Indebtedness consisting of additional 1.75 Lien Debt or 1.5 Lien Notes issued for accrued interest thereon paid-in-kind, fees and expenses incurred in connection therewith), (ii) such Permitted Refinancing does not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem) or payment of a sinking fund obligation prior to a date that is at least one year after the Revolving Maturity Date (except for any mandatory redemption or offer to redeem such Indebtedness, in each case, required as a result of asset sales, events of loss, customary acceleration rights after an event of default or the occurrence of a “Change of Control” under and as defined in the applicable Indenture, 1.5 Lien Debt Documents, 1.75 Lien Debt Documents, Second Lien Debt Documents and/or Third Lien Debt Documents), (iii) the non-default cash interest rate on the outstanding principal balance of such Permitted Refinancing does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Permitted Refinancing is incurred, (iv) no Subsidiary of the Borrower is required to Guarantee such Permitted Refinancing unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, and (v) to the extent such Permitted Refinancing is or is intended to be expressly subordinate to the payment in full of all of the Obligations, the subordination provisions contained therein are reasonably satisfactory to the Administrative Agent and the Majority Lenders;

(b) any Second Lien Debt and/or any Third Lien Debt, in whole or in part, from time to time, including the refinancing or replacement of any Second Lien Debt with the issuance of 1.75 Lien Debt in exchange for Second Lien Debt; provided that (i) such Permitted Refinancing is permitted pursuant to the Intercreditor Agreement (including Section 4.04 thereof), (ii) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the discounted principal amount of such Permitted Refinancing) does not result in the principal amount of such Indebtedness exceeding the amount permitted under Section 7.01(h) (plus the amount of any premiums, accrued and unpaid interest, Indebtedness consisting of additional 1.75 Lien Debt issued for accrued interest thereon paid-in-kind, fees and expenses incurred in connection therewith) and (iii) such Permitted Refinancing does not provide for any scheduled principal repayment, mandatory redemption or payment of a sinking fund obligation prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date (except for any mandatory redemption or offer to redeem such Indebtedness, in each case, required as a result of asset sales, events of loss, customary acceleration rights after an event of default or the occurrence of a “Change of Control” under and as defined in the applicable 1.75 Lien Debt Documents);

(c) any 1.75 Lien Debt, in whole or in part, from time to time; provided that, (i) such Permitted Refinancing is permitted pursuant to the Intercreditor Agreement (including Section 4.04 thereof), (ii) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such Permitted Refinancing (plus unpaid accrued interest and premium thereon and underwriting discounts, defeasance costs, fees, commissions, expenses and Indebtedness consisting of additional 1.75 Lien Debt issued for accrued interest thereon paid-in-kind), (iii) such Permitted Refinancing does not provide for any scheduled principal repayment, mandatory redemption or payment of a sinking fund obligation prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date (except for any mandatory redemption or offer to redeem such Indebtedness, in each case, required as a result of asset sales, events of loss, customary acceleration rights after an event of default or the occurrence of a “Change of Control” under and as defined in the applicable 1.75 Lien Debt Documents), (iii) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums) taken as a whole, are not materially more restrictive to the Credit Parties than those set forth in the 1.75 Lien Note Documents being refinanced, (iv) such Indebtedness does not mature before the 1.75 Lien Debt being refinanced, (v) no Subsidiary of the Borrower is required to Guarantee such Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder and (vi) if such Indebtedness is secured by Liens on the Collateral, such Liens shall be subject to the Intercreditor Agreement; and

(d) any 1.5 Lien Notes, in whole or in part, from time to time; provided that, (i) such Permitted Refinancing is permitted pursuant to the Intercreditor Agreement (including Section 4.04 thereof), (ii) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such Permitted Refinancing (plus unpaid accrued interest and premium thereon and underwriting discounts, defeasance costs, fees, commissions, expenses and, Indebtedness consisting of additional 1.5 Lien Notes issued for accrued interest thereon paid-in-kind), (iii) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (iv) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums) taken as a whole, are not materially more restrictive to the Credit Parties than those set forth in the 1.5 Lien Note Documents being refinanced, (v) such Indebtedness does not mature before the 1.5 Lien Notes being refinanced, (vi) no Subsidiary of the Borrower is required to Guarantee such Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder and (vii) if such Indebtedness is secured by Liens on the Collateral, such Liens shall be subject to the Intercreditor Agreement.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption or Lender Certificate pursuant to which such Lender shall have assumed or agreed to provide its Revolving Commitment, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 2.02, (b) increased from time to time as a result of such Lender delivering a Lender Certificate pursuant to Section 2.03(a), and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04; provided that any Lender’s Revolving Commitment shall not at any time exceed such Lender’s Applicable Percentage of the Borrowing Base then in effect. The amount of each Lender’s Revolving Commitment as of the Seventh Amendment Effective Date is set forth on the Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. After giving effect to the incurrence of Indebtedness permitted under Section 7.01(o) on the Seventh Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments shall be automatically reduced to $150,000,000. Notwithstanding the foregoing, it is the intention of the Borrower and the Lenders, and the Borrower and the Lenders agree and acknowledge, that any reduction in the Revolving Commitments as a result of the incurrence of 1.5 Lien Notes, 1.75 Lien Debt, Second Lien Debt or Third Lien Debt permitted by Section 7.01(h) or Section 7.01(o), as applicable, shall not, subject to the Intercreditor Agreement, result in, or be construed as, a permanent reduction in the borrowing capacity of the Borrower and its Restricted Subsidiaries; provided that, any increases in the borrowing capacity of the Borrower and its Restricted Subsidiaries hereunder shall be subject to the terms and conditions in this Agreement (including Section 2.03, Article III and Section 11.02(b)(i)-(ii)).

“Second Lien Debt Documents” means the Intercreditor Agreement, promissory notes, security documents, second lien credit agreement, guarantees and all other documents or instruments executed and delivered by any Credit Party in connection with and pursuant to, the incurrence of Second Lien Debt.

“Third Lien Debt” means Indebtedness for borrowed money and secured by Liens on substantially the same Collateral securing the Obligations but expressly subordinate (such subordination shall be on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders) to the Liens securing the Obligations, the 1.5 Lien Obligations, the 1.75 Lien Debt and the Second Lien Debt; provided that (a) the non-default interest rate on the outstanding principal balance of such Indebtedness does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Indebtedness is incurred, (b) the final stated maturity date of such Indebtedness is not earlier than one hundred eighty (180) days after the Revolving Maturity Date (as in effect on the date of issuance of such Indebtedness), (c) such Indebtedness does not provide for any scheduled principal repayment, mandatory redemption or payment of a sinking fund obligation prior to a date that is at least one hundred eighty (180) days after the Revolving Maturity Date (except for any mandatory redemption or offer to redeem such Indebtedness, in each case, required as a result of asset sales, events of loss, customary acceleration rights after an event of default or the occurrence of a “Change of Control” under and as defined in the applicable Third Lien Debt Documents, including any Indenture) and (d) no Subsidiary of the Borrower is required to Guarantee such Indebtedness unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder.

“Third Lien Debt Documents” means the Intercreditor Agreement, promissory notes, security documents, third lien credit agreement, guarantees and all other documents or instruments executed and delivered by any Credit Party in connection with and pursuant to, the incurrence of Third Lien Debt.

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below, (b) any Subsidiary of an Unrestricted Subsidiary, (c) EBG Acquisition and any of its Subsidiaries, (d) Bonchasse Land Company, LLC, a Louisiana limited liability company and any of its Subsidiaries, (e) the Marcellus JV Operator and any of its Subsidiaries, (f) the Marcellus Midstream Owner and any of its Subsidiaries and (g) PCMWL, LLC, Moran Minerals, LLC and Moran Land Company, LLC. The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries at the time of such designation or at any time thereafter

(i) is a Material Domestic Subsidiary, or owns, directly or indirectly, a Material Domestic Subsidiary, (ii) owns Oil and Gas Interests included in the Borrowing Base Properties or owns, directly or indirectly, a Subsidiary that owns Oil and Gas Interests included in the Borrowing Base Properties or (iii) guarantees, or is a primary obligor of, any indebtedness, liabilities or other obligations under any Senior Notes, 1.5 Lien Notes, 1.75 Lien Debt, Second Lien Debt or Third Lien Debt (or any Permitted Refinancing thereof) or owns, directly or indirectly, a Subsidiary that provides such a guarantee, or is such a primary obligor.

2.3 Deleted Definitions. The defined terms, “Consolidated Funded Indebtedness”, “Consolidated Leverage Ratio” and “Senior Secured Indebtedness” in Section 1.01 of the Original Credit Agreement shall be and they hereby are deleted from the Original Credit Agreement.

2.4 Borrowing Base Redetermination. The proviso in the first sentence of Section 3.02 of the Original Credit Agreement shall be amended and restated in its entirety to read as follows:

“provided that, notwithstanding anything to the contrary in Article III, from and after the Seventh Amendment Effective Date, so long as no Event of Default shall have occurred and is continuing, the Scheduled Redetermination scheduled to occur on or about September 1, 2017 shall occur on or about November 1, 2017 and no Redetermination shall occur prior to such Scheduled Redetermination.

2.5 Reduction of Borrowing Base Upon Asset Dispositions. Section 3.06(a) of the Original Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(a) Reduction of Borrowing Base Upon Asset Dispositions. With respect to any Disposition described in Section 7.03(a)(viii), the Borrowing Base shall be automatically reduced, effective immediately upon any such Disposition, by an amount equal to (i) at any time prior to the Asset Sale Termination Date, the Net Cash Proceeds received by any Credit Party with respect to such Disposition and (ii) at all other times, the Engineered Value of the Oil and Gas Interests Disposed of (as determined by the Administrative Agent and confirmed by the Required Revolving Lenders), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the consummation of such Disposition, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders until the next redetermination or adjustment of the Borrowing Base pursuant to this Agreement; provided that, with respect to Dispositions of the South Texas Properties permitted under Section 7.03(a)(viii)(B), the Borrowing Base shall be automatically reduced pursuant to this Section 3.06(a) by an amount equal to $50,000,000.00 regardless of the Engineered Value of the South Texas Properties Disposed of.

2.6 Financial Statements; Other Information. Section 6.01 of the Original Credit Agreement shall be amended by (i) adding “, except with respect to any such qualifications or exceptions with respect to the audit for the fiscal year ending December 31, 2016, as a result of any financial covenant Default, interest payment Default or principal payment Default hereunder being anticipated to occur within 12 months from the date of such audit and opinion” immediately after “without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit” in clause (a) thereof and (ii) amending and restating clause (c) thereof in its entirety to read as follows:

(c) (i) concurrently with any delivery of financial statements under clause (a) or (b) above, and with respect to determining compliance with the financial covenant in Section 7.11(a), a certificate in a form reasonably acceptable to Administrative Agent signed by a Responsible Officer of the Borrower (A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (B) setting forth reasonably detailed calculations demonstrating (1) compliance with Sections 7.04(j), (k), (l), (m), (n) and (o) and Section 7.11 and (2) the Net Asset Sale Amount as of the end of each fiscal quarter ending on or before the first anniversary of the Effective Date and on such first anniversary date and a brief description of the event or events occurring from and including the Effective Date included in such calculation and (ii) as soon as available but in any event within five (5) Business Days after the end of each fiscal month, a certificate in a form reasonably acceptable to Administrative Agent signed by a Responsible Officer of the Borrower (A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations demonstrating compliance with Section 7.11(a) and (C) attaching a schedule and aging of the Credit Parties’ accounts payable.

2.7 Minimum Mortgaged Value. The first sentence of Section 6.11 of the Credit Agreement shall be and it hereby is amended by replacing “ninety percent (90%)” with “ninety-five percent (95%)”.

2.8 Additional Indebtedness. Section 7.01 of the Original Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (m) thereof, replacing the “.” with “;” (ii) inserting the word “and” at the end of clause (n) thereof, and (iii) amending and restating clause (h) thereof and inserting the following new clause (o) immediately after clause (n), in each case, to read as follows:

(h) Indebtedness of the Credit Parties under the (i) Senior Notes (and any Permitted Refinancing thereof) in an aggregate outstanding principal amount not to exceed $1,250,000,000 at any time prior to the incurrence by Borrower of any Second Lien Debt or Third Lien Debt and thereafter the outstanding principal amount thereof after giving effect to any exchange of Existing Senior Notes for Second Lien Debt, or Third Lien Debt, and the incurrence of Second Lien Debt and Third Lien Debt to repurchase or redeem Existing Senior Notes, (ii) 1.75 Lien

Debt (and any Permitted Refinancing thereof) in an aggregate outstanding principal amount after giving effect to such incurrence not to exceed the aggregate principal amount of any Second Lien Debt exchanged therefor (plus the principal amount of any additional 1.75 Lien Debt issued for accrued interest thereon paid-in-kind) at any time, (iii) Second Lien Debt (and any Permitted Refinancing thereof) in an aggregate outstanding principal amount after giving effect to such incurrence not to exceed the outstanding principal amount thereof after giving effect to any exchange of Second Lien Debt for 1.75 Lien Debt, at any time and (iv) Third Lien Debt (and any Permitted Refinancing thereof) in an aggregate outstanding principal amount after giving effect to such incurrence, but in any event with respect to clauses (ii), (iii) and (iv) of this Section 7.01(h), not to exceed at any time, when combined with the 1.5 Lien Notes and the lesser of (x) the aggregate Revolving Commitments at such time and (y) the Borrowing Base then in effect, $1,200,000,000 (plus unpaid accrued interest and premium thereon and underwriting discounts, defeasance costs, fees, commissions, expenses and Indebtedness consisting of 1.75 Lien Debt, if any, issued for accrued interest thereon paid-in-kind), in each case, subject to Section 3.06(b);

(o) Indebtedness of the Credit Parties pursuant to the 1.5 Lien Notes issued on the Seventh Amendment Effective Date (and any Permitted Refinancing thereof); provided that, the aggregate principal amount of such Indebtedness does not exceed $300,000,000 at any time (plus unpaid accrued interest and premium thereon and underwriting discounts, defeasance costs, fees, commissions, expenses and Indebtedness consisting of additional 1.5 Lien Notes, if any, issued for accrued interest thereon paid-in-kind).

2.9 Additional Liens. Section 7.02 of the Original Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (i) thereof, (ii) replacing the “.” with “; and” at the end of clause (j) thereof and (iii) inserting the following clause (k) immediately after such clause (j) to read as follows:

(k) Liens securing Indebtedness permitted under Section 7.01(h) and Section 7.01(o), as applicable, only to the extent such Indebtedness is 1.5 Lien Notes or 1.75 Lien Debt (including any Permitted Refinancing respectively thereof); provided that, such Liens are subject to the Intercreditor Agreement.

2.10 Permitted Dispositions. Section 7.03(a)(viii) of the Original Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(viii) subject to Section 2.12(b) and Section 3.06(a), the Borrower or any Restricted Subsidiary may (A) with the prior written consent of Required Revolving Lenders, Dispose of Borrowing Base Properties (whether pursuant to a Disposition of Equity Interests of a Restricted Subsidiary or otherwise) and (B) at any time prior to the delivery by the Administrative Agent of the New Borrowing Base Notice with respect to the Scheduled Redetermination to occur on or about November 1, 2017, Dispose of the South Texas Properties (whether pursuant to a Disposition of Equity Interests of a Restricted Subsidiary or otherwise); provided that, both before and immediately after giving effect to any Disposition of the South Texas Properties, the Borrower shall be in pro forma compliance with the financial covenant set forth in Section 7.11(c); provided further that, the Credit Parties may not sell, transfer, lease, exchange, abandon or otherwise Dispose of (in one transaction or a series of related transactions) all or substantially all of the Borrowing Base Properties (whether pursuant to a Disposition of Equity Interests of a Restricted Subsidiary or otherwise) without the prior written consent of all of the Lenders;

2.11 Transactions with Affiliates. Section 7.07 of the Original Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.07 Transactions with Affiliates. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate, (c) transactions described on Schedule 7.07, (d) any Restricted Payment permitted by Section 7.06, (e) transactions with Unrestricted Subsidiaries consisting of certain services agreements and secondment agreements pursuant to which any Credit Party provides services and secondees to such Unrestricted Subsidiaries to assist with such Unrestricted Subsidiaries’ operations, (f) the investments permitted under Section 7.04 (other than any investments made pursuant to clause (o) thereof), (g) the MLP Transactions and (h) entering into, and performing under, the 1.5 Lien Note Documents and the 1.75 Lien Debt Documents (including any amendments, modifications or waivers thereto from time to time to the extent permitted hereunder and under the Intercreditor Agreement) and entering into, and performing under any definitive documentation with respect to any Permitted Refinancing in respect of any of the foregoing, including any exchange agreements, amendments or other documents relating to the initial exchange of any Second Lien Debt for 1.75 Lien Debt, and incurring the Indebtedness respectively thereunder.

2.12 Restrictive Agreements. Section 7.08 of the Original Credit Agreement is hereby amended by modifying clause (ii) of the proviso therein to add the phrase “,the 1.5 Lien Note Documents, the 1.75 Lien Debt Documents” immediately after the phrase “set forth in the Loan Documents”.

2.13 Amendments of Organizational Documents; Purchase of Indebtedness; Certain Agreements. Section 7.10 of the Original Credit Agreement shall be and hereby is amended and restated in its entireties to read as follows:

(a) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any material modification or amendment of, or waive any material right or obligation of any Person under its Organizational Documents other than, in the case of Borrower, any amendments required in connection with authorization of a stock split of Borrower’s common stock or the authorization of the issuance of additional common stock.

(b) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, prepay, repay, redeem, exchange, defease, or purchase in any manner any Senior Notes, any 1.5 Lien Notes, and 1.75 Lien Debt, any Second Lien Debt or any Third Lien Debt (or, in each case, any Permitted Refinancing thereof); provided that so long as no Default has occurred and is continuing or would be caused thereby, the Borrower may (i) prepay, repay, redeem, exchange, defease or purchase Existing Senior Notes, 1.5 Lien Notes, 1.75 Lien Debt, Second Lien Debt or Third Lien Debt with (A) the proceeds of any Permitted Refinancing permitted pursuant to Section 7.01(h) or Section 7.01(o), as applicable or (B) in exchange for an issuance of Equity Interests of the Borrower (other than Disqualified Stock) or any combination of (A) and (B), and (ii) at any other time, prepay, repay, redeem, exchange, defease or purchase Existing Senior Notes to the extent that such Existing Senior Notes are, by their terms, permitted or required to be retired, redeemed, defeased, exchanged, repurchased, prepaid or repaid; provided further that in the case of this clause (ii), after giving pro forma effect to any such prepayment, repayment, exchange, redemption, defeasance or repurchase, (1) the sum of the Revolving Commitments at such time (or, if less, the amount of Revolving Commitments at such time that are available to the Borrower pursuant to Section 3.06(a) after giving effect to the Dispositions of the South Texas Properties permitted under Section 7.03(a)(viii)(B)) plus the Borrower’s unrestricted cash exceeds the Aggregate Revolving Credit Exposure by an amount equal to or greater than $100,000,000 and (2) the repurchase in cash of Existing Senior Notes does not exceed $75,000,000 in the aggregate.

(c) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into or permit any modification or amendment of (i) the Senior Note Documents, the effect of which is to (A) increase the maximum principal amount of the Senior Notes or the rate of interest on any of the Senior Notes (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Note Documents), (B) change or add any event of default or any covenant with respect to the Senior Note Documents if the effect of such change or addition is to cause any one or more of the Senior Note Documents to be more restrictive on the Borrower or any of its Subsidiaries than such Senior Note Documents were prior to such change or addition, (C) change the dates upon which payments of principal or interest on the Senior Notes are due or shorten the date of maturity of any Senior Notes, (D) change any redemption or prepayment provisions of the Senior Notes, (E) grant any Liens in any assets of the Borrower or any of its Subsidiaries, except for Liens granted to secure the 1.5 Lien Notes, the 1.75 Lien Debt, the Second Lien Debt and the Third

Lien Debt permitted hereunder and any other permitted liens hereunder or under the 1.5 Lien Note Documents, the 1.75 Lien Debt Documents, the Second Lien Debt Documents and the Third Lien Debt Documents, (ii) the Senior Note Documents, any 1.5 Lien Note Documents, any 1.75 Lien Debt Documents, and Second Lien Debt Documents or any Third Lien Debt Documents, the effect of which is to permit any Subsidiary to Guarantee the Senior Notes, the 1.5 Lien Notes, the 1.75 Lien Debt, the Second Lien Debt or the Third Lien Debt, as applicable, unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor and/or (iii) any 1.5 Lien Note Documents, any 1.75 Lien Debt Documents, any Second Lien Debt Documents or any Third Lien Debt Documents, in each case, in contravention of the Intercreditor Agreement; provided that, notwithstanding the foregoing, the Borrower may enter into or permit modifications or amendments of the 1.75 Lien Debt Documents and/or Second Lien Debt Documents, as applicable, in connection with the initial exchange of any Second Lien Debt for 1.75 Lien Debt. Upon the issuance of any 1.5 Lien Notes or the incurrence of any 1.75 Lien Debt, Second Lien Debt or Third Lien Debt, the Borrower shall concurrently with the receipt of cash proceeds from such 1.5 Lien Notes, 1.75 Lien Debt, Second Lien Debt or Third Lien Debt deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying true, accurate and complete copies of the 1.5 Lien Note Documents, 1.75 Lien Debt Documents, Second Lien Debt Documents and Third Lien Debt Documents, as applicable.

2.14 Financial Covenants. Section 7.11 of the Original Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(a) Minimum Liquidity Test. As of the end of (i) the last day of any fiscal month, the Borrower will not permit the amount by which the sum of the Revolving Commitments on such date plus the Borrower’s unrestricted cash (but specifically including any Credit Party’s interest in cash held in the BG Operating Account and the BG Escrow Account for purposes of funding BG Development Costs) on such date exceeds the sum of Aggregate Revolving Credit Exposure on such date plus the aggregate amount of accounts payable that are more than 90 days past due as of such date, to be less than $50,000,000 and (ii) the last day of any fiscal quarter, the Borrower will not permit the amount by which the sum of the Revolving Commitments on such date plus the Borrower’s unrestricted cash (but specifically including any Credit Party’s interest in cash held in the BG Operating Account and the BG Escrow Account for purposes of funding BG Development Costs) on such date exceeds the sum of Aggregate Revolving Credit Exposure on such date plus the aggregate amount of accounts payable that are more than 90 days past due as of such date, to be less than $70,000,000 as of the last day of any fiscal quarter.

(b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2017, to be less than (i) 1.75 to 1.00 for the fiscal quarter ending

September 30, 2017 and (iii) 2.00 to 1.00 for each fiscal quarter ending on or after December 31, 2017; provided that, notwithstanding anything to the contrary contained herein, for purposes of calculating the Interest Coverage Ratio and determining compliance with this Section 7.11(b), (x) Consolidated EBITDAX for the fiscal quarter ending September 30, 2017 shall be Consolidated EBITDAX for such fiscal quarter multiplied by 4.00, Consolidated EBITDAX for the two fiscal quarter period ending December 31, 2017 shall be Consolidated EBITDAX for such two fiscal quarter period multiplied by 2.00 and Consolidated EBITDAX for the three fiscal quarter period ending March 31, 2018 shall be Consolidated EBITDAX for such three fiscal quarter period multiplied by 4/3 and (y) Consolidated Interest Expense for the fiscal quarter ending September 30, 2017 shall be Consolidated Interest Expense for such fiscal quarter multiplied by 4.00, Consolidated Interest Expense for the two fiscal quarter period ending December 31, 2017 shall be Consolidated Interest Expense for such two fiscal quarter period multiplied by 2.00 and Consolidated Interest Expense for the three fiscal quarter period ending March 31, 2018 shall be Consolidated Interest Expense for such three fiscal quarter period multiplied by 4/3.

(c) Aggregate Revolving Credit Exposure to Consolidated EBITDAX Ratio. As of the last day of any fiscal quarter, the Borrower will not permit the ratio of (i) the sum of Aggregate Revolving Credit Exposure plus the aggregate amount of other secured Indebtedness (other than Indebtedness permitted pursuant to Section 7.01(h) and Section 7.01(o)) permitted pursuant to Section 7.01 to (ii) Consolidated EBITDAX, for the four consecutive fiscal quarters then ended to be greater than 1.20 to 1.00.

2.15 Change of Control. Clause (n) of Article IX shall be and it hereby is amended by inserting “1.5 Lien Note Document, 1.75 Lien Debt Document,” immediately prior to the reference to “Second Lien Debt Document” therein.

2.16 Intercreditor Agreement. The last sentence of the last paragraph of Article X of the Original Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Each Lender and Issuing Bank authorize Administrative Agent to enter into the Intercreditor Agreement, any intercreditor agreement in connection with any Permitted Refinancing permitted by Section 7.01(h) or Section 7.01(o) or any intercreditor agreement with respect to any 1.5 Lien Notes, 1.75 Lien Debt, Second Lien Debt or Third Lien Debt, in each case, that is approved by the Administrative Agent and the Majority Lenders.

2.17 Schedule 2.01. Schedule 2.01 to the Original Credit Agreement shall be and it hereby is amended and restated in its entirety with Schedule 2.01 attached hereto.

SECTION 3. Conditions to Effectiveness of Amendment Agreement and Occurrence of Seventh Amendment Effective Date. This Amendment Agreement, including the amendments to the Original Credit Agreement specified in Section 2 hereof, shall become effective on the date on which each of the following conditions shall have been satisfied or waived (such date, the “Seventh Amendment Effective Date”‘):

3.1 Execution and Delivery of Amendment Agreement. The Administrative Agent shall have received this Amendment Agreement, executed and delivered by a duly authorized officer of the Borrower, each of the other Credit Parties and the Super-Majority Lenders.

3.2 Reduction of Revolving Loans. The Borrower shall have repaid (or shall repay substantially contemporaneously with the Seventh Amendment Effective Date) the outstanding Aggregate Revolving Credit Exposure to an amount that does not exceed $25,000,000.00 (without a corresponding reduction of the Revolving Commitments).

3.3 Revolving Commitments and Borrowing Base. Contemporaneously with the incurrence of the 1.5 Lien Notes, and the application of the proceeds of the 1.5 Lien Notes to the outstanding Revolving Loans, the Revolving Commitments shall be reduced ratably among the Lenders to $150,000,000.00 and the Borrowing Base shall be reduced to $150,000,000.00. This Section 3.2(b) shall constitute notice of the redetermination of the Borrowing Base pursuant to Section 3.04 of the Credit Agreement in connection with the Scheduled Redetermination to occur on or about March 1, 2017, and the Administrative Agent, the Lenders, Borrower and the other Credit Parties hereby acknowledge that effective as of the Seventh Amendment Effective Date, the Borrowing Base is $150,000,000.00 and such redetermined Borrowing Base shall remain in effect until the earlier of (i) the Scheduled Redetermination to occur on or about November 1, 2017, or such earlier date as required pursuant to Section 3.03 of the Credit Agreement and (ii) the date such Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement.

3.4 No Default. No Default or Event of Default shall have occurred and be continuing under the Original Credit Agreement on the Seventh Amendment Effective Date.

3.5 Fees and Expenses. The Borrower shall have paid to the Administrative Agent all reasonable documented out-of-pocket fees and expenses of the Administrative Agent incurred in connection with the transactions contemplated by this Amendment Agreement (including, to the extent invoiced, the reasonable documented out-of-pocket fees, disbursements and charges of Norton Rose Fulbright US LLP), to the extent required to be paid by Section 11.03 of the Original Credit Agreement. With respect to any Lender who retained outside counsel pursuant to Section 11.03 and to the extent such reasonable and documented fees and expenses have been provided to the Borrower on or prior to the Seventh Amendment Effective Date, the Borrower shall have paid such reasonable and documented fees and expenses of such outside counsel to the extent required to be paid by Section 11.03 of the Original Credit Agreement and otherwise thereafter upon delivery of reasonable and documented fees and expenses to the extent required to be paid by Section 11.03 of the Original Credit Agreement.

3.6 Intercreditor Agreement; Reaffirmation Agreement. The Administrative Agent shall have received a fully executed copy of each of (i) the intercreditor agreement(s), or amendments thereto, as applicable, in each case that are required by the Credit Agreement and this Amendment Agreement with respect to the incurrence of Indebtedness under the 1.5 Lien Notes, the 1.75 Lien Debt, the Second Lien Debt and the Third Lien Debt and (ii) a reaffirmation agreement substantially in the form of Annex I to this Amendment Agreement (the “Reaffirmation Agreement” and together with such intercreditor agreement(s), the “2017 January Agreements”).

3.7 Legal Opinion. The Administrative Agent shall have received an executed legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, of Haynes and Boone, LLP, special counsel for the Borrower.

SECTION 4. Representation and Warranties. Each Credit Party represents and warrants to the Administrative Agent and the Lenders that:

4.1 Corporate Authority; Enforceability. Each of the Amendment Agreement and the 2017 January Agreements has been duly authorized, executed and delivered by each Credit Party that is party hereto or thereto, and constitutes the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with its terms and the Existing Agreement, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing;

4.2 No Conflict. The execution, delivery and performance by each Credit Party of each of this Amendment Agreement and the 2017 January Agreements to which it is a party will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of any such Credit Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any such Credit Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in subclause (i) or (ii) of this Section 3.2(b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any such Credit Party, other than the Liens created by the Loan Documents and Permitted Liens (after giving effect to the amendments to the Original Credit Agreement specified in Section 2 hereof);

4.3 Reaffirmation of Representations and Warranties. The representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the Seventh Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

4.4 No Default. Prior to and after giving effect to the Amendment Agreement, no Default or Event of Default has occurred and is continuing.

SECTION 5. Miscellaneous.

5.1 Continuing Effect; No Other Amendments or Waivers. Except as expressly set forth herein, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Issuing Banks, the Borrower or any other Credit Party under the Original Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document in similar or different circumstances. Upon the occurrence of the Seventh Amendment Effective Date, any reference to the “Credit Agreement” in the Original Credit Agreement and the other Loan Documents shall mean the Amended and Restated Credit Agreement.

5.2 FATCA. From and after the Seventh Amendment Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, this Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

5.3 Amendment; Counterparts. This Amendment Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent and the Lenders required under Section 11.02 of the Amended and Restated Credit Agreement. This Amendment Agreement may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, and all the counterparts shall together constitute one and the same instrument.

5.4 GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 11.09 AND 11.10 OF THE ORIGINAL CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

5.5 Headings. The Article and Section headings used herein are for convenience of reference only, are not part of this Amendment Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment Agreement.

5.6 Severability. Any provision of this Amendment Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to Amended and Restated Credit Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

BORROWER:

EXCO RESOURCES, INC.

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial
Officer and Treasurer

GUARANTORS:

EXCO HOLDING (PA), INC.
EXCO PRODUCTION COMPANY (PA), LLC
EXCO PRODUCTION COMPANY (WV), LLC
EXCO RESOURCES (XA), LLC
EXCO SERVICES, INC.
EXCO MIDCONTINENT MLP, LLC
EXCO PARTNERS GP, LLC
EXCO PARTNERS OLP GP, LLC
EXCO HOLDING MLP, INC.
EXCO LAND COMPANY, LLC

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief Financial
Officer and Treasurer

EXCO OPERATING COMPANY, LP

By:	EXCO Partners OLP GP, LLC,
its general partner

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief
Financial Officer and Treasurer

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

EXCO GP PARTNERS OLD, LP

By:	EXCO Partners GP, LLC,
its general partner

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief
Financial Officer and Treasurer

RAIDER MARKETING GP, LLC

By:	/s/ Tyler Farquharson
Name:	Tyler Farquharson
Title:	Vice President, Chief
Financial Officer and Treasurer

RAIDER MARKETING, LP

By:	Raider Marketing GP, LLC
its general partner

	By:	/s/ Tyler Farquharson
	Name:	Tyler Farquharson
	Title:	Vice President, Chief Financial Officer
and Treasurer

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Bryan McDavid
Name:	Bryan McDavid
Title:	Director

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

CREDIT SUISSE AG, Cayman Islands Branch,
as a Lender

By:	/s/ Bryan J. Matthews
Name:	Bryan J. Matthews
Title:	Authorized Signatory

By:	/s/ Julia Bykhovskaia
Name:	Julia Bykhovskaia
Title:	Authorized Signatory

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title: Managing Director

By:	/s/ Charles Hall
Name:	Charles Hall
Title: Managing Director

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

UBS AG, STAMFORD BRANCH,
as a Lender

By:	/s/ Kenneth Chin
Name:	Kenneth Chin
Title: Director, Banking Products Services, US

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title: Director

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

NATIXIS, NEW YORK BRANCH,
as a Lender

By:	/s/ Brice LeFoyer
Name:	Brice Le Foyer
Title: Director

By:	/s/ Vikram Nath
Name:	Vikram Nath
Title: Director

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Marcus Tarkington
Name:	Marcus Tarkington
Title: Director

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title: Vice President

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Ushma Dedhiya
Name:	Ushma Dedhiya
Title: Authorized Signatory

Signature Page to Seventh Amendment to Amended and Restated Credit Agreement